UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2010

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One Boston Scientific Place, Natick, Massachusetts    01760-1537
(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On December 14, 2010, our Board of Directors, upon the recommendation of the Nominating and Governance Committee, elected Kristina M. Johnson, Ph.D. to the Board of Directors of Boston Scientific effective as of January 1, 2011.  Dr. Johnson previously served as a member of our Board of Directors from April 2006 to May 2009 before accepting an appointment as Under Secretary at the U.S. Department of Energy.  Dr. Johnson’s term will expire at our next Annual Meeting of Stockholders.  The appointment of Dr. Johnson increases the size of our Board of Directors to thirteen members.  Dr. Johnson has been appointed to serve on the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors.  There are no arrangements or understandings between Dr. Johnson and any other person pursuant to which she was appointed as a director.

In accordance with our non-employee director compensation program, Dr. Johnson will receive our standard director compensation, which includes an annual cash retainer of $75,000 and a restricted stock grant equal to a number of shares of restricted stock determined by dividing $125,000 by the closing price of our common stock on January 3, 2011, the first business day following the effective date of her election.  For a more detailed description of our non-employee director compensation program, please see the “Director Compensation” section of our Definitive Proxy Statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed March 26, 2010.

A copy of our press release announcing Dr. Johnson’s appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(e)           1.   2011 Performance Share Program.  On December 14, 2010, our Board of Directors, upon the recommendation of the Compensation Committee, approved the adoption of the 2011 Performance Share Program (the “2011 PSP”).  Under the 2011 PSP, performance share awards will be granted to our executive officers and certain members of our senior management team in the form of deferred stock units in order to continue placing additional emphasis on creating long-term stockholder value.  The performance share awards granted under our 2011 PSP are one equity vehicle within the overall mix of our long-term incentive program and will be awarded under our 2003 Long Term Incentive Plan which was previously approved by our stockholders. Under the 2011 PSP, performance will be measured in three annual performance cycles comparing our own Total Shareholder Return to the Total Shareholder Return of the companies in the S&P 500 Healthcare Industry Index.  Under this program, Total Shareholder Return for each performance cycle will be defined as the change in stock price plus dividends paid during the performance cycle over the beginning stock price for the performance cycle.  The stock price for a specific date, for purposes of this calculation, is determined by the average closing stock price for the two calendar months prior to that date.  At the end of the three year performance period, final Total Shareholder Return will be calculated using the simple average of the three annual performance cycles.  Performance share awards will fully vest after the three year period based on meeting performance requirements approved by the Compensation Committee on the date of grant.

A copy of the 2011 PSP, effective as of January 1, 2011, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

2.  Amended and Restated 401(k) Retirement Savings Plan.  On December 14, 2010, our Board of Directors, upon the recommendation of our Compensation Committee, approved the amendment and restatement of our 401(k) Retirement Savings Plan effective as of January 1, 2011.  The restatement includes certain technical amendments required by the Heroes Earnings Assistance and Relief Tax Act of 2008 and the Worker, Retiree and Employer Recovery Act of 2008 as well as certain administrative and clarifying amendments.  The restatement incorporates these amendments as well as all previously approved amendments made to the plan from 2001 through 2010.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits (# compensatory plans or arrangements)

Exhibit No.	Description

10.1	Boston Scientific Corporation 2011 Performance Share Program, effective as of January 1, 2011#

99.1	Press Release dated December 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: December 20, 2010	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Boston Scientific Corporation 2011 Performance Share Program, effective as of January 1, 2011

99.1	Press Release dated December 20, 2010